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                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549






                                  FORM 8-K



                               CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 17, 1998


                                 OSMONICS, INC.
                                 --------------
             (Exact name of Registrant as specified in its charter)



      Minnesota                        1-12714                    41-0955759
(State or other jurisdiction         (Commission                (IRS Employer
of incorporation)                      File No.)             Identification No.)


5951 Clearwater Drive, Minnetonka, Minnesota                       55343-8995
 (Address of principal executive offices)                          (Zip Code)


Registrants telephone number, including area code: (612) 933-2277




Exhibit Index appears on Page 5.

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                                    FORM 8-K

ITEM 2.       ACQUISITION OF ASSETS.

         On February 17, 1998, Osmonics, Inc. (the "Company") completed the acquisition of all of the shares (the "Acquired Shares") of Micron Separations, Inc., a New York corporation ("MSI"). MSI, located in Westborough, Massachusetts, is a developer, manufacturer and marketer of microfilter membrane products for laboratory, diagnostic, and industrial use. MSI revenues were less than $15 million in each of the last three years.

         MSI filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Massachusetts on April 9, 1997, Case No. 97-42342-JFQ. On December 15, 1997, pursuant to Chapter 11 of the Bankruptcy Code, MSI and the Company submitted a Joint Plan of Reorganization (the "Plan"). The Plan was confirmed by the United States Bankruptcy Court on January 28, 1998. Pursuant to Article VII of the Plan, MSI's existing equity securities were canceled and Osmonics received the Acquired Shares. The Acquired Shares consist of 1,000 shares of common stock of the reorganized MSI, which represents 100% of the outstanding voting securities of MSI.

         Under the Plan, Osmonics will provide up to $28 million (in addition to MSI's cash),for the payment in full of all MSI's creditors and payment to holders of MSI's equity securities. The aggregate consideration to be paid to holders of MSI's equity securities will not exceed $15,200,000 which amount will be adjusted based upon the final amount of claims of MSI's creditors under
Section 1.16 of the Plan and, pursuant to Section 3.5 of the Plan, is subject to set-off rights and a hold back of 10% of the consideration finally determined to be payable to such holders. In addition, pursuant to Section 3.5(c) of the Plan holders of MSI's equity securities are entitled to receive the amount, if any, of any recovery in a certain lawsuit, less expenses.

         On February 17, 1998, the Company pursuant to the Plan paid James S. Johnson and John Greenwood, both founders and significant shareholders, and certain other shareholders (the "Sellers") $13,633,500 in cash in consideration for the Acquired Shares. The Company will pay up to $1,515,350 in cash to the Sellers one year from the acquisition date subject to certain adjustments and set off rights under the Plan as described above.

         The Company also made a capital contribution of $10,000,000 in cash to MSI on February 17, 1998 pursuant to the Plan to facilitate MSI's payment of various creditors pursuant to the Plan. Finally, James S. Johnson and John Greenwood were paid a total of $300,000 pursuant to consulting and non-competition agreements executed in connection with the transaction.

FINANCING FOR THE ACQUISITION

         The Company financed the acquisition (approximately $25,000,000)
through expanded interim financing arrangements in the form of a   revolving
line of credit from a commercial bank. DESCRIPTION OF ACQUIRED BUSINESS

         Micron Separations, Inc. is a prominent developer, manufacturer, and marketer of microfilter membrane products for laboratory, diagnostic, and industrial use. MSI provides a full line of microfiltration (MF) membranes to complement the Company's existing complete line of ultrafiltration (UF), NF and RO membranes. This includes nylon membranes 6,6 and 4,6 which are among the most hydrophilic microfiltration membranes available, and are widely used in food, beverage and biotech filtration. The acquisition positions the Company as a more significant player in the laboratory and diagnostics market, while significantly expanding its capabilities in the pleated membrane cartridge business.


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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

It is impracticable to provide the required financial statements at this time. Such financial statements will be filed as soon as practicable, but not later than 60 days after March 4, 1998, the latest date on which this Form 8-K may be filed.

(B)      PRO FORMA FINANCIAL INFORMATION.

It is impracticable to provide pro forma financial information at this time. Such information will be filed as soon as practicable, but not later than 60 days after March 4, 1998, the latest date on which this Form 8-K may be filed.

(C) EXHIBITS. The following documents are filed as an exhibit to this Form 8-K and are incorporated herein by reference:

EXHIBIT NO.                DESCRIPTION

    2.1 First Amended Disclosure Statement to Joint Plan of reorganization Submitted by Micron Separations, Inc. and Osmonics, Inc.

    2.2 Joint Plan of Reorganization submitted by Micron Separations, Inc. and Osmonics, Inc., dated December 15, 1997 with Exhibit C.

Certain related transaction documents and exhibits (the "Exhibits") to the First Amended Disclosure Statement are not being filed herewith. The Registrant undertakes to furnish a copy of any omitted Exhibit to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of the omitted Exhibits and Schedules.

Exhibit A   -   Liquidation Analysis

Certain related transaction documents and exhibits (the "Exhibits") to the Joint Plan are not being filed herewith. The Registrant undertakes to furnish a copy of any omitted Exhibit to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of the omitted Exhibits and Schedules.

Exhibit A   -   Form of Micron Separations, Inc. Equity Interests
                Trust Agreement.

Exhibit B   -   Form of Settlement Agreement between Pall Corporation
                and Micron Separations, Inc.

Exhibit D   -   List of Assumed Leases filed with the Bankruptcy Court


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 OSMONICS, INC.


Date:    March 4, 1998                                 By:  /s/   D. Dean Spatz
                                                            -------------------
                                                            D. Dean Spatz
                                                            President

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                                  EXHIBIT INDEX


         The following is a list of Exhibits filed herewith. The page reference is to the location of the Exhibits under the sequential numbering system of the original executed copy of this report on Form 8-K where the Exhibits can be located.

EXHIBIT NO.         DESCRIPTION OF EXHIBITS                               Page

    2.1 First Amended Disclosure Statement to Joint Plan of reorganization Submitted by Micron Separations, Inc.
            and Osmonics, Inc.

    2.2 Joint Plan of Reorganization submitted by Micron Separations, Inc. and Osmonics, Inc., dated December 15, 1997 with Exhibit C.